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EXHIBIT 16.2


                  [Letterhead of NUSSBAUM YATES & WOLPOW, P.C.]


                                 March 31, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
                                           Re:  Pacific Ethanol, Inc.
                                                Commission File Number 000-21467


Commissioners:

We have read the statements made by Pacific Ethanol, Inc. under item 4.01, Changes in Registrant's Certifying Accountant, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Amendment No. 1 to Form 8-K report dated March 23, 2005. We agree with the statements concerning our Firm in such Amendment No. 1 to Form 8-K.

                                            Very truly yours,


                                            /s/ NUSSBAUM YATES & WOLPOW, P.C.
                                            ---------------------------------
                                            Nussbaum Yates & Wolpow, P.C.